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October 8, 2003


RLI Corp.
9025 N. Lindbergh Drive
Peoria, Illinois 61615

Ladies and Gentlemen:

We have acted as counsel to RLI Corp. (the "Company"), an Illinois corporation, in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the contemplated issuance by the Company from time to time of up to $150,000,000 aggregate public offering price of (i) senior debt securities of the Company (the "Senior Debt Securities"), (ii) common stock (the "Common Stock"), (iii) subordinated debt securities of the Company (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (iv) preferred securities (the "Preferred Securities") of RLI Capital Trust I, a statutory trust created under the Statutory Trust Act of the State of Delaware (the "Trust") and (v) guarantees of the Preferred Securities by the Company (the "Guarantees"). The Debt Securities, Common Stock, Preferred Securities and Guarantees are hereinafter referred to as the "Securities."

The Debt Securities are to be issued pursuant to respective indentures (the "Indentures") between the Company and Bank One, N.A., as indenture trustee (the "Indenture Trustee"). The Guarantees are to be issued pursuant to a guarantee agreement (the "Guarantee Agreement") between the Company and Wilmington Trust Company, as guarantee trustee (the "Guarantee Trustee").

For the purpose of rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and By-Laws of the Company as amended through the date hereof, resolutions of the Company's Board of Directors, the Registration Statement, the form of each Indenture, the form of Guarantee Agreement and such other documents and corporate records relating to the Company and the issuance and sale of the Securities as we have deemed appropriate.

This opinion is limited to the federal laws of the United States of America, and the laws of the State of Illinois, including the Illinois Business Corporation Act of 1983, as amended (including decisional law thereunder), and the State of New York, and we disclaim any opinion as to the laws of any other jurisdiction. We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Securities.
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October 8, 2003
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In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

We have also assumed that (i) the Registration Statement, and any amendments thereto, will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and the manner of their sale; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Company and/or the Trust, as the case may be, will have taken all necessary corporate or trust action, as the case may be, to approve the issuance and terms of the Securities; (v) all Securities being offered will have been duly authorized and created and, in the case of Securities convertible into, or exercisable or exchangeable for, other Securities, such other Securities will have been reserved for issuance upon such conversion, exchange, settlement or exercise; (vi) definitive Indentures or agreements with respect to the Securities as described in the Registration Statement and the applicable prospectus supplement, and as filed as an exhibit to or incorporated by reference in the Registration Statement, will have been duly authorized, executed and delivered by the parties thereto; and (vii) as appropriate, the Securities will have been duly executed and authenticated in accordance with the applicable Indenture or agreement.

On the basis of the foregoing, we are of the opinion that:

1. When duly executed and authenticated in accordance with the terms of the applicable Indenture and issued, delivered and paid for, as contemplated in the Registration Statement and the applicable prospectus supplement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When, upon the conversion of any Debt Securities, shares of Common Stock have been issued and delivered as contemplated by the terms of the Company's Articles of Incorporation and the applicable Indenture relating thereto, the Common Stock will be validly issued, fully paid and non-assessable by the Company.

3. When the Guarantee Agreement has been duly executed and delivered by the Company and duly authorized, executed and delivered by the Guarantee Trustee, in the form filed as an exhibit to the Registration Statement, and the Preferred Securities have been duly issued and delivered by the Trust and paid for as contemplated in the Registration Statement and the
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October 8, 2003
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applicable prospectus supplement, the Guarantees will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We express no opinion as to the effect of (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Katten Muchin Zavis Rosenman

KATTEN MUCHIN ZAVIS ROSENMAN